SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                (Name of Registrant as Specified in Its Charter)

           KARPUS MANAGEMENT, INC. d/b/a/ KARPUS INVESTMENT MANAGEMENT
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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             Re: BULL & BEAR U. S. GOVERNMENT SECURITIES FUND, INC.

                                December 11, 1998

Dear Fellow Shareholder:

      By the time you receive this, it may be too late to vote (or change your vote) at the Annual Meeting scheduled for December 18, 1998 at 8:00 a.m. (not very shareholder friendly!).

      However, DO NOT IGNORE THIS REQUEST! If the Meeting is adjourned, Karpus will continue to need your support.

      Management's Misleading Reporting. We are delighted that the Fund's Management has corrected their earlier misleading yield information. Bull & Bear Advisers, Inc., which pretends to be an experienced and competent investment advisor, took credit for return of capital in boasting about the Fund's yield!

      Did they make this claim because they do not understand the concept of yield? Or are they just sloppy? Or did they try to fool the shareholders?

      Management's Frivolous Litigation. Management's claims in its litigation against Karpus offer very little benefit to the Fund and its shareholders. This is nothing more than legal maneuvering intended to prevent Karpus from contacting our fellow shareholders. They further go on to say "the Fund has sought to avoid further and future damage to the liquidity and integrity of the national market for the Fund's shares. The best way to accomplish this would be to FIRE MANAGEMENT AND HIRE A COMPETENT ADVISOR THAT WOULD LOOK OUT FOR THE SHAREHOLDERS FIRST.

      Management's Expense Ratio: It is Management's inefficiency, entrenchment efforts and litigious nature that have increased the Fund's expenses to outrageous levels. Karpus is as unhappy about this as you are.

      Management's Cover-Up. Management can not generate an 8% yield from your portfolio, so they distribute your capital to cover up their performance. Karpus believes that you are too smart to be bought off with your own money!

      Management's Entrenchment. Management has entrenched themselves by eliminating your right to redeem daily at net asset value and with obnoxious supermajority provisions, burdensome notice provisions and the like. Management has designed these
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provisions to protect itself and to exclude shareholders from exercising their rights.

      IT IS TIME TO FIRE BULL & BEAR. VOTE THE BLUE PROXY CARD. The last completed proxy card is the one that counts. If you have not yet voted the BLUE card, or if you want to change your vote to Karpus:

      Fax your completed, dated and signed BLUE proxy card to Georgeson & Co., Inc. at (212) 440-9009; and

      Mail your completed, dated and signed BLUE proxy card in the enclosed return envelope.

      Questions about voting? Call Georgeson at 1-800-646-4005.

      Questions about the Fund or Karpus? Call Karpus at 1-800-223-2064.

      Thank you for your patience and your support.

                                                    Sincerely,


                                                    George W. Karpus